UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2026

TRON INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41768	32-0686534
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

941 W. Morse Blvd.

Suite 100

Winter Park FL 32789

(Address of principal executive offices, including zip code)

(407) 230-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	TRON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Material Definitive Agreement

On October 14, 2026, Tron Inc. (the “Company”), entered into a sales agreement (the “Sales Agreement”) with Clear Street LLC (“Clear Street”), relating to the offer and sale of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), from time to time, through an at the market offering under which Clear Street will act as agent and/or principal.

Subject to the terms and conditions of the Sales Agreement, Clear Street may sell shares of Common Stock by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or any other method permitted by law. Clear Street may also purchase shares of Common Stock as principal in separately negotiated block transactions, if agreed to by the Company and Clear Street. The Company may sell shares of Common Stock through Clear Street in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Sales Agreement, but neither the Company nor Clear Street has an obligation to sell any shares of Common Stock. The Company or Clear Street may suspend or terminate the offering of Common Stock upon notice to the other party and subject to other conditions. Clear Street will use commercially reasonable efforts to effect the sales consistent with its normal trading and sales practices.

The Company has agreed to pay Clear Street a commission of up to 3% of the aggregate gross proceeds from such sales as agent pursuant to the Sales Agreement. The Company has also agreed to provide Clear Street with customary indemnification and contribution rights.

Either the Company or Clear Street may terminate the Sales Agreement upon ten days’ prior written notice. Clear Street may also terminate the Sales Agreement upon the occurrence of certain events, including a material adverse effect on the Company. Upon termination, the provisions relating to expenses, indemnification, contribution, and governing law will survive.

Any shares of Common Stock the Company may offer and sell, pursuant to the Sales Agreement, will be offered and sold pursuant to the Company’s registration statement on Form S-3 (File No. 333-288986) (the “Registration Statement”), as supplemented by a prospectus supplement.

The description of the Sales Agreement above does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1, and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy shares of Common Stock, nor shall there be any offer, solicitation or sale of the Common Stock in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state.

A copy of the opinion of Lucosky Brookman LLP relating to the validity of shares of Common Stock being offered is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Sales Agreement, dated as of October 14, 2026, between the Company and Clear Street LLC
5.1	Opinion of Lucosky Brookman LLP
23.1	Consent of Lucosky Brookman LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRON INC.

Date: October 14, 2026	By:	/s/ Richard Miller
Richard Miller
Chief Executive Officer